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                                                                     EXHIBIT 2.2

                             CONSOLIDATION AGREEMENT

         This Consolidation Agreement, dated as of April 23, 2002 (this "Agreement"), is between Franklin Bank, National Association (the "Bank") and FB Interim National Bank, in organization (the "Interim Bank"), and is joined in by Franklin Bancorp, Inc. (the "Holding Company").

         This Agreement sets forth the terms and conditions upon which the Bank will be reorganized into a bank holding company corporate structure. The reorganization will be accomplished through the acquisition of the Bank by the Holding Company by the consolidation of the Bank and the Interim Bank under this Agreement (collectively, the "Reorganization").

         The Bank is a national banking association with its principal office at 24725 West Twelve Mile Road, Southfield, Michigan. The Bank has authorized capital of $6,000,000 consisting of 6,000,000 shares of common stock, $1 par value, of which, as of the date of this Agreement, 3,625,642 shares are issued and outstanding ("Bank Shares"). The Interim Bank is a national banking association in organization with its principal office at 24725 West Twelve Mile Road, Southfield, Michigan. Interim Bank is a non-operating bank which is being incorporated and organized pursuant to Section 21 of the National Bank Act, as amended (the "Bank Act"), for the sole purpose of effecting the Reorganization. Interim Bank has authorized capital of $2,500, consisting of 25 shares of common stock, $100.00 par value ("Interim Bank Shares"). The Holding Company is a Michigan business corporation with its principal office at 24725 West Twelve Mile Road, Southfield, Michigan. Holding Company has 6,000,000 authorized shares of common stock ("Holding Company Shares"), of which 1 share is issued and outstanding. Holding Company will be the sole shareholder of Interim Bank.

         Upon consummation of the Reorganization, Holding Company Shares will be issued to the Bank's shareholders in exchange for their Bank Shares on a one-for-one basis and Holding Company will become the sole shareholder of the Bank.

         THEREFORE, the parties agree that the Reorganization shall be effected upon the following terms and conditions:

         1. Consolidation. At the effective date of the Reorganization, the Bank and the Interim Bank shall be consolidated into a single bank under the charter of the Interim Bank in accordance with the provisions of the Bank Act. The consolidated organization resulting from the Reorganization is sometimes referred to as the "Consolidated Bank" in this Agreement. Prior to the effective date of the Reorganization, each bank is sometimes referred to as a "consolidating bank" in this Agreement.

         2. Corporate Attributes. On and after the effective date of the
Reorganization:

                  (a) Name. The name of the Consolidated Bank shall be "Franklin Bank, National Association".

                  (b) Corporate Organization. The articles of association of the Consolidated Bank shall be the articles of association of the Bank as in effect immediately prior to the effective date of the consolidation with changes and amendments as may be made by this Agreement or as may be required in order to conform such articles of incorporation to the provisions of this Agreement. The corporate term of the Consolidated Bank shall be perpetual.

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                  (c) Bylaws. The bylaws of the Consolidated Bank shall be the bylaws of the Bank as in effect immediately prior to the effective date of the consolidation with changes and amendments as may be made by this Agreement or as may be required in order to conform such bylaws to the provisions of this Agreement.

                  (d) Board of Directors. The board of directors of the Consolidated Bank shall be the board of directors of the Bank immediately prior to the effective date.

                  (e) Officers. The chairman, the president, and all other officers of the Consolidated Bank shall be the chairman, the president, and all other officers of the Bank immediately prior to the effective date. This Agreement shall evidence the continuing authority of each officer of the Consolidated Bank and each consolidated bank.

                  (f) Authorized Capital. The authorized capital of the Consolidated Bank shall be $6,000,000, consisting of 6,000,000 shares of $1 par value common stock, as provided in the Bank's articles of incorporation, 3,625,642 of which will be issued and outstanding.

                  (g) Other Effects. All other effects of the Reorganization upon the Bank and Interim Bank, and upon the Consolidated Bank, shall be as provided in Section 215 of the Bank Act for consolidations in which the consolidated bank is a national banking association.

                  (h) Business of Consolidated Bank. The Consolidated Bank shall engage in the business of banking and in any business related or incidental thereto with all of the powers and subject to all of the limitations and restrictions conferred and imposed by the Bank Act and the articles of association of the Consolidated Bank.

                  (i) Corporate Acts and Policies. All corporate acts, policies, contracts, approvals, and authorizations of Interim Bank and the Bank, and their shareholders, boards of directors, board committees, officers and agents, which were valid and effective immediately prior to the effective date shall continue as acts, policies, contracts, approvals, and authorizations of the Consolidated Bank and shall be effective and binding on the Consolidated Bank. In the event of any conflict or inconsistency between a policy in effect at Interim Bank and the Bank, the policies of the Bank shall control unless and until the board of directors of the Consolidated Bank shall otherwise address and resolve the conflict or inconsistency.

                  (j) Offices of Consolidated Bank. The principal office of the Consolidated Bank shall be the principal office of the Bank immediately prior to the effective date. The branches of the Consolidated Bank shall be the branches of the Bank immediately prior to the effective date. Interim Bank has no branches.

         3. Effect of Consolidation. At the effective date of the consolidation, the corporate existence of the Bank and the Interim Bank shall be merged into and continued in the Consolidated Bank, and the Consolidated Bank shall be deemed to be the same corporation as each of the consolidating banks, possessing all the rights, powers and franchises, and being subject to all of the restrictions, disabilities and duties of each of the consolidating banks, and all of the rights, privileges and franchises of each bank, and all property, and all debts due to either of said consolidating banks shall be deemed to be transferred to and vested in the Consolidated Bank without any further act or deed or any other transfer, and the Consolidated Bank, by virtue of the consolidation and without any further action on the part of any court or otherwise, shall hold and enjoy all of the rights, interests and appointments, designations and nominations as trustee, executor, administrator and other



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fiduciary appointment, in the same manner and to the same extent as such rights, interests and appointments were held or enjoyed by the consolidating banks at the time of the consolidation.

         4. Additional Actions. If, at any time after the effective date of the Reorganization, the Consolidated Bank shall determine that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Consolidated Bank its rights, title, or interest in, to, or under any of the rights, properties, or assets of each consolidating bank acquired or to be acquired by the Consolidated Bank as a result of, or in connection with, the Reorganization, or to otherwise carry out the purposes of this Agreement, then each consolidating bank and its officers and directors shall be deemed to have granted to the Consolidated Bank an irrevocable power of attorney to execute and deliver all deeds, assignments, releases, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of the rights, properties, or assets in the Consolidated Bank and to otherwise carry out the purposes of this Agreement. The proper officers and directors of the Consolidated Bank are fully authorized in the name of each consolidating bank to take any and all actions as may be contemplated by this Agreement.

         5. Conversion of Shares. The manner of converting the shares of the stock of the Bank and the Interim Bank shall be as follows:

                  (a) Except as otherwise provided in Subsection 5(f), upon the effective date of the Reorganization, and without any further act or action on behalf of the Bank, the Interim Bank, or the Holding Company, each Bank Share issued and outstanding at the effective time of the Reorganization, shall thereupon, automatically and without any action by the holders thereof, be converted into the right to receive one share of common stock of the Holding Company. Each Bank shareholder of record at the effective time of the Reorganization shall, therefore, be entitled to receive that number of Holding Company Shares equal to the number of Bank Shares which are held of record at the effective time of the Reorganization. At the election of the Holding Company, to the extent any fractional shares result from the conversion, the holder of such fractional shares may either be issued a fractional share certificate for such fractional shares or the holder may be paid the fair value of such fractional shares in accordance with applicable law.

                  (b) The issued and outstanding Interim Bank Shares shall be deemed to be canceled without any further act or action and Holding Company, as the sole shareholder, shall have no further rights or interests in the Interim Bank Shares. Holding Company, as sole shareholder of Interim Bank, shall not receive any payment for its canceled Interim Bank Shares.

                  (c) All shares of $1 par value common stock of the Bank issued and outstanding shall be converted into and remain outstanding as the same number of shares of $1 par value common stock of the Consolidated Bank.

                  (d) At the effective time of the Consolidation, holders of stock certificates which represented the Bank Shares issued and outstanding immediately prior to the effective time of the Reorganization ("Old Certificates") shall cease to be shareholders of the Bank or of the Consolidated Bank. Old Certificates shall represent solely the rights described in Section 5(a). As of the effective time of the Reorganization, Holding Company shall become the sole shareholder of the Consolidated Bank

                  (e) Exchange of Certificates. Each shareholder of the Bank, within 30 days after having been notified, by first class mail, shall surrender to the secretary of the Consolidated Bank, the certificate or certificates which represented shares of the Bank and shall be entitled to receive therefor a certificate or certificates representing the shares of the Holding Company to which such shareholder is entitled on the basis





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prescribed herein. Until so surrendered, each such certificate representing shares in the Bank shall be deemed, for all purposes, to represent the shares of the Holding Company into which such shares of the Bank shall have been converted pursuant to the terms hereof, except, however, that the holder thereof shall not be entitled to receive any dividend payment or distribution payable to the holders of shares of common stock of the Holding Company. Upon physical exchange of the shareholder's Old Certificates, the shareholder shall be entitled to receive from Holding Company an amount equal to all dividends declared and payable with respect to those Holding Company Shares which have accumulated since the effective date of the Reorganization (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid on the dividends).

                  (f) Dissenting Shareholder Rights. If a Bank shareholder of record asserts and legally perfects appraisal rights with respect to the shareholder's Bank Shares in accordance with Section 215 of the Bank Act ("Appraisal Shares"), then the Appraisal Shares shall represent only that shareholder's rights to receive from the Consolidated Bank cash for the fair value of all Appraisal Shares held by the shareholder in accordance with Section 215, and shall not be converted into or represent rights to receive any Holding Company Shares under this Agreement. If, with the Holding Company's consent, a shareholder subsequently withdraws that shareholder's legally perfected rights to appraisal of and payment for the Appraisal Shares, then the Appraisal Shares shall be converted into shares of Holding Company Shares in accordance with
Section 5(a).

         6. Conditions Precedent to Reorganization. The Reorganization shall not take effect unless and until each of the following conditions precedent has been satisfied or, where satisfaction of the condition precedent is not required by the Bank Act, it has been waived by mutual agreement of the duly authorized officers of the Bank, the Interim Bank, and the Holding Company:

                  (a) This Agreement shall have been duly adopted by the affirmative vote of two-thirds of the Bank Shares eligible to vote upon the adoption of this Agreement and by the sole shareholder of Interim Bank at meetings held on the call of the respective boards of directors of the consolidating banks or, as to the Interim Bank, without a meeting to the extent permitted in the Bank Act.

                  (b) The Reorganization shall have been approved by the Comptroller of the Currency ("OCC"), the terms and conditions of the share exchange in the Reorganization shall have been determined to be fair to Bank's shareholders after a hearing conducted by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions ("DFI"), the Board of Governors of the Federal Reserve System shall have approved the Holding Company's application to become a bank holding company, and any other regulatory approvals as may be required by law shall have been received; each approval shall have become final and shall not be the subject of any administrative review, appeal, or litigation; and any statutory waiting periods shall have expired.

                  (c) No proceeding shall be pending by the United States Department of Justice, any other federal or state governmental agency, any shareholder of Bank, or any other person lawfully challenging or seeking or prevent the consolidation under antitrust or trade regulation laws, securities laws, or any other applicable laws; nor shall any proceeding be threatened by the United States Department of Justice of any other governmental agency.

         7. Amendment. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after adoption of the Agreement by the shareholders of the Bank; provided, however, that after such adoption by the shareholders of the Bank, no such amendment shall alter or change any of the terms and conditions of the Agreement if such alteration or change





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would adversely affect the rights under this Agreement of holders of Bank
Shares. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8. Abandonment of Reorganization. The Reorganization may be abandoned, and this Agreement may be terminated, by mutual consent of Bank, Interim Bank, and Holding Company at any time prior to the effective date, before or after any shareholder action, in the event the boards of directors of Bank, Interim Bank, and Holding Company determine, in their sole discretion, that (i) the holders of an unacceptable percentage of the then outstanding Bank Shares have made, perfected, and not withdrawn demands for appraisal of their shares under Section 215 of the Bank Act, or (ii) the Reorganization is no longer in the best interests of the parties.

         9. Effective Date. The effective date of the Reorganization shall be as of the close of business on the date selected by the parties, and recognized by the OCC after satisfaction of all conditions precedent as provided in Section 6 of this Agreement.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, this Consolidation Agreement has been signed by duly authorized officers of the Bank, Interim Bank, and Holding Company, and by all directors of the Bank and Interim Bank, respectively, as of the day and year first above written.

                                                     FRANKLIN BANCORP, INC.

                                                     By:      /s/ David L. Shelp
                                                        ------------------------
                                                              David L. Shelp


                                                     FRANKLIN BANK, NATIONAL
                                                     ASSOCIATION

                                                     By:      /s/ David L. Shelp
                                                        ------------------------
                                                              David L. Shelp


  /s/ David L. Shelp                                 /s/ David F. Simon
--------------------------                           ---------------------------
David L. Shelp                                       David F. Simon


  /s/ Irving R. Beimler                              /s/ Dean A. Friedman
--------------------------                           ---------------------------
Irving R. Beimler                                    Dean A. Friedman


  /s/ Herbert N. Glass                               /s/ Richard J. Lashley
--------------------------                           ---------------------------
Herbert N. Glass                                     Richard J. Lashley


  /s/ William E. Murcko                              /s/ John William Palmer
--------------------------                           ---------------------------
William E. Murcko                                    John William Palmer







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Being all of the voting members of the Board of Directors of Franklin Bank,
National Association, a national banking association.



                                                     FB INTERIM NATIONAL BANK,
                                                     in organization


                                                     By:   /s/ David L. Shelp
                                                     ---------------------------
                                                     David L. Shelp, President

  /s/ David L. Shelp                                 /s/ David F. Simon
--------------------------                           ---------------------------
David L. Shelp                                       David F. Simon

  /s/ Dean A. Friedman                               /s/ Herbert N. Glass
--------------------------                           ---------------------------
Dean A. Friedman                                     Herbert N. Glass

  /s/ William E. Murcko
--------------------------
William E. Murcko


Being all of the voting members of the Board of Directors of FB Interim National Bank, a national banking association.






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